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                                                                    EXHIBIT 99.2



Crown Castle International Corp.
510 Bering Drive, Suite 500
Houston, TX  77057

Ladies and Gentlemen:

        The undersigned hereby consents to being designated as a person expected to become a director of Crown Castle International Corp., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form S-1.

                                        Very truly yours,

                                        /s/ Bruno Chetaille
                                        -----------------------
                                        Bruno Chetaille


                                        Date:  le 18/06/1998
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